Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 3 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Jane E. Shaw, the Chief Executive Officer of Aerogen, Inc. (the “Company”), and Robert S. Breuil, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

1.                                      The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2004, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.                                      The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition at the end of the period covered by the Quarterly Report and results of operations of the Company for the period covered by the Quarterly Report.

In Witness Whereof, the undersigned have set their hands hereto as of the 13th day of May, 2004.

/s/ JANE SHAW	/s/ ROBERT S. BREUIL
Jane E. Shaw, PhD.	Robert S. Breuil
Chairman and Chief Executive Officer	Chief Financial Officer

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, irrespective of any general incorporation language contained in such filing.